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                                                                  EXHIBIT (3)(a)

                             DISTRIBUTION AGREEMENT

            THIS AGREEMENT, entered into on this 14th day of May, 1997, by and between ANCHOR NATIONAL LIFE INSURANCE COMPANY ("Anchor"), a life insurance company organized under the laws of the State of Arizona, on behalf of itself and VARIABLE SEPARATE ACCOUNT ("Separate Account"), a Separate Account established by Anchor pursuant to the insurance laws of the State of Arizona, and SUNAMERICA CAPITAL SERVICES, INC. ("Distributor"), a corporation organized under the laws of the state of Delaware.


                                  WITNESSETH:

            WHEREAS, Anchor proposes to issue to the public certain variable annuity contracts identified on the contract specification sheet attached hereto as Attachment A ("Contracts"); and

            WHEREAS, Anchor, by resolution adopted on June 25, 1981, established the Separate Account on its books of account, for the purpose of issuing the Contracts; and

            WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 to fund the Contracts; and

            WHEREAS, the Contracts to be issued by Anchor are registered with the Commission under the Securities Act of 1933 for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

            WHEREAS, Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as distributor on an agency basis in the marketing and distribution of said Contracts; and

            WHEREAS, Anchor desires to obtain the services of Distributor as distributor of said Contracts issued by Anchor through the Separate Account;

            NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Anchor, the Separate Account, and Distributor hereby agree as follows:

            1. Distributor will serve as distributor on an agency basis for the Contracts which will be issued by Anchor through the Separate Account.

            2.            Distributor, will use its best efforts to provide
            information and
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            marketing assistance to licensed insurance agents and
            broker-dealers on a continuing basis. However, Distributor shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to Distributor in connection with its duties as distributor of said Contracts. Moreover, Distributor shall conduct its affairs in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

            3. Subject to the agreement of Anchor, Distributor may enter into dealer agreements with broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by Anchor through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and Distributor will at all times be responsible to Anchor for purposes of the federal securities laws for the distribution of Contracts issued through the Separate Account. Distributor will use its respective best efforts to provide information and marketing assistance to such broker-dealers on a continuing basis.

            4.            Warranties

                          (a) Anchor represents and warrants to Distributor that:

                                  (i)      Registration Statements on Form N-4
                                  for each of the contracts identified on
                                  Attachment A have been filed with the
                                  Commission in the form previously delivered to Distributor and that copies of any and all amendments thereto will be forwarded to Distributor at the time that they are filed with the Commission;

                                  (ii)     The Registration Statement and any
                                  further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Anchor by Distributor expressly for use therein;

                                  (iii) Anchor is validly existing as a stock life insurance





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                                  company in good standing under the laws of the
                                  State of Arizona, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;

                                  (iv)     The Contracts to be issued through
                                  the Separate Account and offered for sale by Distributor on behalf of Anchor hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

                                  (v) Those persons who offer and sell the Contracts are to be appropriately licensed in a manner as to comply with the state insurance laws;

                                  (vi)     The performance of this Agreement
                                  and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Anchor is a party or by which Anchor is bound, Anchor's Charter as a stock life insurance company or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Anchor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Anchor of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the distribution of the Contracts by Distributor; and

                                  (vii)    There are no material legal or
                                  governmental proceedings pending to which
                                  Anchor or the Separate Account is a party or of which any property of Anchor or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Anchor, if





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                                  determined adversely to Anchor, would
                                  individually or in the aggregate have a
                                  material adverse effect on the financial position, surplus or operations of Anchor.

                          (b) Distributor, jointly and severally, represent and warrant to Anchor that:

                                  (i)      It is a broker-dealer duly
                                  registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc., and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

                                  (ii)     It shall permit the offer and sale
                                  of Contracts to the public only by and
                                  through persons who are appropriately
                                  licensed under both the securities laws and state insurance laws and who are appointed in writing by Anchor to be authorized insurance agents;

                                  (iii)    The performance of this Agreement
                                  and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which either Distributor is a party or by which either Distributor is bound, the Certificate of Incorporation or By-laws of either Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Distributor or its property; and

                                  (iv) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Anchor by Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein





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                                  or necessary to make the statements therein
                                  not misleading.

            5. Distributor shall keep, in a manner and form prescribed or approved by Anchor and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account as required to be maintained by a registered broker-dealer, acting as distributor, of all transactions entered into on behalf of Anchor and with respect to its activities under this Agreement for Anchor. Distributor shall make such records and books of account available for inspection by the Commission, and Anchor shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand.

            6. Subsequent to having been authorized to commence the activities contemplated herein, Distributor shall utilize the currently effective Prospectus relating to the subject Contracts in connection with their marketing and distribution efforts. As to the other types of sales material, Distributor agree that they will use only sales materials as have been authorized for use by Anchor and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the National Association of Securities Dealers, Inc.

            7. Distributor shall not distribute any Prospectus, sales literature, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of Distributor, any of the foregoing misstates the duties, obligation or liabilities of Anchor or Distributor.

            8. Distributor shall bear all expenses of providing services pursuant to this Agreement including the cost of sales presentations, mailings, advertising and any other marketing efforts they conduct in connection with the distribution or sale of the Contracts.

            9. Distributor, as distributor of the Contracts, shall not be entitled to remuneration for its services.

            10. Distributor shall ensure that all premium payments collected on the sale of the Contracts are properly transmitted to Anchor for immediate allocation to the Separate Account in accordance with the directions furnished by the purchasers of such Contracts at the time of purchase.

            11. If any purchase payment premiums shall be required to be returned by Anchor or should Anchor become liable for the return thereof for any cause other than surrenders or withdrawals by Contract Owners pursuant to the terms of the Contracts either before or after termination of this Agreement,





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            Distributor agrees to pay Anchor the amount of remuneration previously paid over to it by Anchor with respect to such premiums.

            12. Distributor makes no representations or warranties regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. Distributor do, however, represent that they will actively engage in their duties under this Agreement on a continuous basis while there is an effective registration statement with the Commission.

            13. It is understood and agreed that Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

            14. Distributor shall use its best efforts to ensure that the Contracts will be offered for sale by licensed broker-dealers and insurance agents on the terms described in the currently effective Prospectus describing such Contracts.

            15. Anchor shall use its best efforts to assure that the Contracts are continuously registered under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and to file for approval under state insurance laws when necessary.

            16. Anchor reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to Distributor.

            17.           Anchor agrees to advise Distributor immediately of:

                          (a) any request by the Commission (i) for amendment of the Registration Statement relating to the Contracts, or (ii) for additional information;

                          (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

                          (c) the happening of any material event, if known, which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

            18. Anchor shall furnish to Distributor such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as Distributor may reasonably request; and shall warrant that the





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            statements therein contained when so signed will be true and correct.

            19. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

            20. This Agreement shall terminate automatically upon its assignment. This Agreement shall terminate, without the payment of any penalty by either party:

                          (a) at the option of Anchor, upon sixty days' advance written notice to Distributor; or

                          (b) at the option of Distributor upon 90 days' written notice to Anchor; or

                          (c) at the option of Anchor upon institution of formal proceedings against Distributor by the National Association of Securities Dealers, Inc. or by the Commission; or

                          (d) at the option of Anchor, if Distributor or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails to account and pay over promptly to Anchor money due it according to its records; or (iii) violates the conditions of this Agreement; or

            21. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing.

            22. Anchor agrees to indemnify Distributor for any liability that it may incur to a Contract Owner or party-in-interest under a Contract (i) arising out of any act or omission in the course of, or in connection with, rendering services under this Agreement, or (ii) arising out of the purchase, retention or surrender of a contract; provided however that Anchor will not indemnify Distributor for any such liability that results from the willful misfeasance, bad faith or gross negligence of such Distributor, or from the reckless disregard, by such Distributor, of its duties and obligations arising under this Agreement.

            23. This Agreement shall be subject to the laws of the State of California





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            and construed so as to interpret the Contracts and insurance contracts written within the business operation of Anchor.

            24. This Agreement covers and includes all agreements, verbal and written, between Anchor and Distributor with regard to the marketing and distribution of the Contracts, and supersedes and annuls any and all agreements between the parties with regard to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous or future agreements entered into between Anchor and Distributor unrelated to the sale of the Contracts.

            THIS AGREEMENT, along with any Schedules of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract Owners, and that such amendment be in writing and duly executed.





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            IN WITNESS WHEREOF, the undersigned parties have caused this
Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.

                                  ANCHOR NATIONAL LIFE INSURANCE COMPANY



                                  By: ___________________________________
                                           Susan L. Harris
                                           Senior Vice President


                                  VARIABLE SEPARATE ACCOUNT

                                  BY:      ANCHOR NATIONAL LIFE
                                           INSURANCE COMPANY


                                  By: ___________________________________
                                           Susan L. Harris
                                           Senior Vice President


                                  SUNAMERICA CAPITAL SERVICES, INC.



                                  By: ___________________________________
                                           J. Steven Neamtz
                                           President



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                                  ATTACHMENT A

                          CONTRACT SPECIFICATION SHEET

The following variable annuity contracts are the subject of the Distribution Agreement between Anchor National Life Insurance Company and SunAmerica Capital Services, Inc. dated August 12, 1996 regarding the sale of contracts funded in Variable Separate Account:

                   1.      Polaris II